Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 23, 2021, relating to the consolidated financial statements of Janel Corporation, appearing in the Annual Report on Form 10-K of Janel Corporation for the fiscal year ended September 30, 2021.

/s/ Prager Metis CPAs, LLC

Basking Ridge, New Jersey
April 4, 2022